Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Issuer:
Jacobs Solutions Inc.
Guarantor:
Jacobs Engineering Group Inc.
(Exact Name of Registrants as Specified in their Charters)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	4.750% Senior Notes due 2031 of Jacobs Solutions Inc.	457(o) (1)	$800,000,000.00	99.987%	$799,896,000.00	0.0001381	$110,465.64

Fees to Be Paid	Other	Guarantee of 4.750% Senior Notes due 2031 of Jacobs Engineering Group Inc.	457(n) (2)	—	—	—	—	(2)

Fees to Be Paid	Debt	5.375% Senior Notes due 2036 of Jacobs Solutions Inc.	457(o) (1)	$500,000,000.00	99.893%	$499,465,000.00	0.0001381	$68,976.12

Fees to Be Paid	Other	Guarantee of 5.375% Senior Notes due 2036 of Jacobs Engineering Group Inc.	457(n) (2)	—	—	—	—	(2)

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$1,299,361,000.00		$179,441.75

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$179,441.75 (2)

(1)
Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). This filing fee table shall be deemed to update the “Calculation of Filing Fee Table” in the registrants’ Registration Statement on Form
S-3ASR
(File Nos.
333-293127
and
333-293127-01)
in accordance with Rules 456(b) and 457(r) under the Securities Act.

(2)
Jacobs Engineering Group Inc. will fully and unconditionally guarantee the 3.750% Senior Notes due 2031 and 5.375% Senior Notes due 2036, each issued by Jacobs Solutions Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to each such guarantee.